Exhibit 99.1

Precipio Secures a short-term $500K Credit Facility

Loan will supplement any temporary cashflow deficit related to cash collections delay due to Change Healthcare cybersecurity attack

NEW HAVEN, CT, (May 6th, 2024) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), announces it has secured a short-term loan facility of $500K to deal with any delays in cash collections due to the recent cybersecurity attack on Change Healthcare, a healthcare billing company used by a significant part of the healthcare market.

Many healthcare businesses, including Precipio’s Diagnostic Services division, rely on Change Healthcare (CH) to submit bills and collect cash from various payors and insurance companies for the services they provide. CH experienced a widely publicized cybersecurity attack in early 2024 that impacted the daily flow of cash receipts to the company and, as discussed at the shareholders' call on April 1, 2024, has impacted its cash reserves.

As mentioned on the call, payments from customers of Precipio’s Products division are not processed through CH and were not impacted by the cybersecurity event. Additionally, no cybersecurity attack affected Precipio’s own IT infrastructure.

Under the terms of the facility, the company will draw down the first $250K immediately; and can access an additional $250K in a future time, at its discretion. The company can repay any amount of the loan at any time without prepayment penalties; and it will only pay interest on amounts actually borrowed.

“We are addressing a short-term operational situation with the appropriate financing tool to remedy the problem, and ensure the company maintains adequate operating liquidity”, said Ilan Danieli, Precipio’s CEO. “We believe this is a short-term situation rather than a material change to the business, and therefore we felt that a loan facility that the company can access and pay back at its discretion is a suitable vehicle. We are committed to the continued path towards profitability, and believe this is a temporary bump in that road”.

About Precipio

Precipio is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions in the form of diagnostic products and services. Our products and services deliver higher accuracy, improved laboratory workflow, and ultimately better patient outcomes, which reduce healthcare expenses. Precipio develops innovative technologies in our laboratory where we design, test, validate, and use these products clinically, improving diagnostic outcomes. Precipio then commercializes these technologies as proprietary products that serve the global laboratory community and further scales Precipio’s reach to eradicate misdiagnosis. For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, including other financial projections and potential market opportunity, plans and prospects. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, includes factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated from time to time in the company’s Securities and Exchange Commission filings. The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523